Exhibit 4.3

EXECUTION COPY

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT OF

AUTOTRADER.COM, INC.

By and Among

AUTOTRADER.COM, INC.,

MANHEIM ATC, INC.,

COX AUTO TRADER, L.L.C.,

PROVIDENCE EQUITY PARTNERS VI, L.P.,

PEP VI-A AUTO TRADER AIV L.P.

KPCB HOLDINGS, INC.

and

THE OTHER STOCKHOLDERS NAMED HEREIN

June 15, 2010

-ii-

-iii-

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT OF

AUTOTRADER.COM, INC.

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made and entered into effective as of June 15, 2010, by and among AutoTrader.com, Inc., a Delaware corporation (the “Company”), Manheim ATC, Inc., a Delaware corporation (“Manheim”), Cox Auto Trader, L.L.C., a Delaware limited liability company (“CAT”), Providence Equity Partners VI, L.P. and PEP VI-A Auto Trader AIV L.P., each a Delaware limited partnership (collectively, “Providence”), KPCB Holdings, Inc., a California corporation, as nominee (“KPCB”), and the other Class A Stockholders (as defined herein) that have signed a counterpart to this Agreement with the effect set forth in Section 8.13 or are party to the Prior Stockholders Agreement (as defined below). Each of Manheim, CAT, Providence, KPCB and such other stockholders, together with the Stockholders (as defined for purposes of the Prior Stockholders Agreement) and any other Person who is or becomes a Class A Stockholder and who signs a counterpart to this Agreement in accordance with the terms of this Agreement, is individually referred to herein as a “Stockholder” and collectively as the “Stockholders.”

RECITALS

WHEREAS, the Company, Manheim, CAT, KPCB and the Stockholders (as defined in the Prior Stockholders Agreement) are parties to the Stockholders Agreement of the Company dated as of January 1, 2007 (the “Prior Stockholders Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement dated as of May 5, 2010 by and among the Company, Manheim, KPCB, CAT, the other Class A Stockholders party thereto and Providence (the “Stock Purchase Agreement”), Providence has acquired 25% of the Company’s outstanding equity interests; and

WHEREAS, pursuant to Section 5.2 of the Prior Stockholders Agreement, the parties hereto desire to amend and restate the Prior Stockholders Agreement to set forth their mutual agreement regarding various matters relating to the Company, including certain restrictions with respect to the ownership of shares of the Company’s capital stock, corporate governance and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby amend and restate the Prior Stockholders Agreement in its entirety, which amendment and restatement shall be binding on the Company, each of the other parties hereto and, pursuant to Section 5.2 of the Prior Stockholders Agreement, each of the Stockholders (as defined in the Prior Stockholders Agreement), to read as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“AIV” means a Person organized for the sole the purpose of holding shares of Common Stock.

“Atlanta Trust” means that certain trust executed in Atlanta, Georgia established under the Trust Agreement by James M. Cox, as grantor and James M. Cox, Jr., as trustee, dated as of February 22, 1941, for the benefit of Anne Cox Chambers and her descendants, as the same has been and may from time to time be supplemented or amended.

“Auction” has the meaning set forth in Section 6.2(a).

“Auction Banker(s)” has the meaning set forth in Section 6.2(a).

“Auction Banker Selection Date” has the meaning set forth in Section 6.2(a).

“Basic Amount” has the meaning set forth in Section 4.3(a).

“Best Offer” has the meaning set forth in Section 6.5.

“Board” means the Board of Directors of the Company.

“Business Day” means any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in Atlanta, Georgia.

“Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

“CAT” has the meaning set forth in the Preamble.

“CEI” means Cox Enterprises, Inc., a Delaware corporation.

“CEO Director” has the meaning set forth in Section 2.1.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware and effective as of January 1, 2007, as the same may be amended from time to time.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.

“Class A Shares” means the shares of Class A Common Stock held by a Class A Stockholder.

“Class A Stockholders” means each of CAT, Providence, KPCB and the other holders of Class A Common Stock and their respective successors in interest, in such Person’s respective capacity as a holder of Class A Common Stock.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.001 per share.

“Class B Shares” means the shares of Class B Common Stock held by a Class B Stockholder.

“Class B Stockholders” means each of the holders of Class B Common Stock and their respective successors in interest, in such Person’s respective capacity as a holder of Class B Common Stock.

“Class C Common Stock” means the Company’s Class C Common Stock, par value $0.001 per share.

“Class C Shares” means the shares of Class C Common Stock held by a Class C Stockholder.

“Class C Stockholders” means each of Manheim and its successors in interest as a Permitted Transferee (as defined under the Certificate of Incorporation) of Class C Common Stock, in such Person’s respective capacity as a holder of Class C Common Stock.

“Common Stock” means the Class A Common Stock, Class B Common Stock and Class C Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Registrable Securities” means shares of Common Stock held in treasury by the Company and newly issued or authorized shares of Common Stock.

“Company Sale” has the meaning set forth in Section 6.2(b).

“Company Sale Notice” has the meaning set forth in Section 4.5(b)(i).

“Consolidated Adjusted EBITDA” has the meaning set forth in the Credit Agreement whether or not the Credit Agreement is still in effect. For purposes of calculating Consolidated Adjusted EBITDA for any period, if during such period the Company or any of its Subsidiaries shall have consummated a Material Acquisition or a Material Disposition (each as defined in the Credit Agreement), Consolidated Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.2(b) of the Credit Agreement.

“Credit Agreement” means the Credit and Guarantee Agreement dated as of June 14, 2010 among the Company, its Subsidiaries party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, Goldman Sachs Lender Partners LLC, as syndication agent, joint arranger and joint bookrunner, and Wells Fargo Securities, LLC, as joint arranger and joint bookrunner.

“Dayton Trust” means the Dayton Cox Trust A under the Deed of Gift and Trust dated October 22, 1943, as amended December 28, 1984, between James M. Cox and James M. Cox, Jr., Richard B. Meade, Daniel J. Mahoney and Glenn L. Cox, as trustees.

“DGCL” means the Delaware General Corporation Law.

“Director” means a member of the Board.

“Dollars” or “$” means money in the form of lawful currency of the United States of America.

“Drag-Along Right” has the meaning set forth in Section 6.6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Fair Market Value” has the meaning set forth in Section 5.2.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“FMV Negotiation Period” has the meaning set forth in Section 5.2(a).

“Fully Subscribing Stockholders” has the meaning set forth in Section 4.3(b).

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

“Governmental Agency” means any agency, department or subdivision of the United States federal government or any state or local government.

“Governmental Consents” has the meaning set forth in Section 5.1(a).

“Holder” means any Person owning or having the right to acquire more than 2,000,000 of the issued and outstanding number of shares of Common Stock (with such number to be adjusted for stock splits, reverse splits, recapitalizations and the like).

“Holder Allocation” has the meaning set forth in Section 7.1(b)(ii).

“Initial Appraiser” has the meaning set forth in Section 5.2(b).

“Initial Public Offering” means an initial firm commitment underwritten public offering of Common Stock by means of a registration statement on Form S-1 (or any successor form) filed by the Company (or its successor) with the SEC under the Securities Act, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“Intercompany Agreements” means (i) the Intercompany Services Agreement dated as of May 4, 2010 by and between the Company and CEI and (ii) the Cash Management Agreement dated as of May 4, 2010 by and between the Company and CEI.

“IPO Notice” has the meaning set forth in Section 4.5(a).

“KPCB” has the meaning set forth in the Preamble.

“KPCB Director” has the meaning set forth in Section 2.1.

“Liquidity Request” has the meaning set forth in Section 4.5(b)(iii).

“Liquidity Selection Notice” has the meaning set forth in Section 4.5(c).

“Manheim” has the meaning set forth in the Preamble.

“Manheim Directors” has the meaning set forth in Section 2.1.

“Manheim Specified Shares” means, at any time of determination, with respect to a Qualified IPO, the number of Shares, if any, that Manheim and its Affiliates would need to sell so that Manheim and its Affiliates would hold, in the aggregate, Shares representing not more than 49% of the total number of votes represented by all of the issued and outstanding Shares (after giving effect to such Qualified IPO).

“New Shares” has the meaning set forth in Section 4.3(f).

“Percentage Interest” means, as of any time with respect to a Stockholder, the percentage expressed by the number of Shares then held by such Stockholder divided by the total number of Shares that are then issued and outstanding.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, Governmental Agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Preemptive Rights” has the meaning set forth in Section 4.3.

“Preliminary Fair Market Value” has the meaning set forth in Section 5.2(f).

“Prior Stockholders Agreement” has the meaning set forth in the Recitals.

“Providence” has the meaning set forth in the Preamble.

“Providence Directors” has the meaning set forth in Section 2.1.

“Qualified IPO” means the closing of an Initial Public Offering (i) at a public offering price per share equal to at least $76.65 (as adjusted from the date hereof for stock splits, reverse splits, recapitalizations and similar adjustments to the number of shares outstanding) and (ii) which results in the Common Stock being listed for trading on the New York Stock Exchange or the Nasdaq National Market.

“register” has the meaning set forth in Section 7.1(a).

“registered” has the meaning set forth in Section 7.1(a).

“Registrable Securities” means (i) Company Registrable Securities, (ii) the shares of Common Stock outstanding at any given time, (iii) the shares of Common Stock issuable or issued upon conversion of Preferred Stock, if any, (iv) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i), (ii), (iii) and this clause (iv); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Holder in a transaction in which its rights under this Agreement are expressly not assigned. Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof or Rule 144 thereunder (as such rule may be amended from time to time) so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

“registration” has the meaning set forth in Section 7.1(a).

“Related Party” means, with respect to Manheim, the Atlanta Trust, the Dayton Trust, Anne Cox Chambers, the lineal descendants of Barbara Cox Anthony or Anne Cox Chambers (including adopted children), and the estates, executors and administrators of the above-described individuals, any private foundation or other charitable entity of which the above-described individuals constitute a majority of the trustees, directors or managers, and any corporation, partnership, limited liability company, trust or other entity in which the above-named trusts or above-described individuals and the estates, executors and administrators, and lineal descendants of the above-named individuals in the aggregate have a direct or indirect beneficial or voting interest of greater than 50%.

“Remaining Stockholders” has the meaning set forth in Section 4.2(a).

“Sale, Sell, Selling and Sold” have the meanings set forth in Section 4.1.

“Sale Notice” has the meaning set forth in Section 4.2(a).

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Selling Stockholder” means any Stockholder that Sells or proposes to Sell all or any portion of its Shares and that is otherwise referred to or described in Section 4.1 or 4.4, as the case may be.

“Shares” means the Class A Shares, the Class B Shares and the Class C Shares, collectively.

“Special Purpose Entity” means, a Person which is Controlled by CEI, substantially all of the assets of which are shares of Common Stock (a “Holding Company”), or any direct and indirect parent company of any such Person (a “Parent Company”) to the extent that substantially all of the assets of any such Parent Company consist of equity interests of such Holding Company or any Parent Company of such Holding Company which is a Subsidiary of such first named Parent Company.

“Stockholder” has the meaning set forth in the Preamble.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to the Company, any other Person of which (i) more than 50% of the outstanding voting securities and other equity interests therein are directly or indirectly owned by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries is a general partner.

“Tag-Along Allotment” has the meaning set forth in Section 4.2(b).

“Tag-Along Notice” has the meaning set forth in Section 4.2(d).

“Tag-Along Rights” has the meaning set forth in Section 4.2(b).

“Tag-Along Stockholder” has the meaning set forth in Section 4.2(b).

“Target Share Price” means, with respect to any Company Sale consummated pursuant to Section 4.5(b)(i) on or before the sixth (6th) anniversary of the date hereof, $102.19, and, with respect to any Company Sale consummated pursuant to Section 4.5(b)(i) after the sixth (6th) anniversary of the date hereof, $89.42 (in each case, as adjusted from the date hereof for stock splits, reverse splits, recapitalizations and similar adjustments to the number of shares outstanding).

“Third Appraiser” has the meaning set forth in Section 5.2(d).

“Undersubscription Notice” has the meaning set forth in Section 4.3(b).

“underwriter” has the meaning set forth in Section 7.1(b).

“Unsubscribed Amount” has the meaning set forth in Section 4.3(b).

“Violations” has the meaning set forth in Section 7.5(a).

ARTICLE II

BOARD OF DIRECTORS AND CORPORATE MATTERS

2.1 Number of Directors. From and after the date hereof, the Board shall be composed of nine (9) Directors, who shall be designated and nominated as follows: (i) Manheim shall be entitled to designate and nominate five (5) Directors to the Board (the “Manheim Directors”); (ii) Providence shall be entitled to designate and nominate two (2) Directors to the Board (the “Providence Directors”); (iii) KPCB shall be entitled to designate and nominate one (1) Director to the Board (the “KPCB Director”); and (iii) the individual serving as Chief Executive Officer of the Company from time to time shall be designated and nominated as a Director (the “CEO Director”). Initially, the Manheim Directors shall be James C. Kennedy, Jimmy W. Hayes, John M. Dyer, Dean H. Eisner and Sanford H. Schwartz; the Providence directors shall be Michael J. Dominguez and Albert J. Dobron; the KPCB Director shall be Joseph Lacob; and the CEO Director shall be Victor A. Perry, III. Subject to any limitations on the size of the Board in the Bylaws, the size of the Board may be increased or decreased at any time by a majority vote of the Board; provided, however, that (x) no such action may eliminate the right of any Stockholder hereunder to designate and nominate the number of Directors such Stockholder is entitled to designate and nominate pursuant to this Agreement and, (y) in connection with any change that results in the size of the Board exceeding nine (9) Directors, each of Manheim, Providence and KPCB shall be entitled to designate and nominate additional Directors, if necessary, to maintain at least the proportionate representation on the Board as specified in the first sentence of this Section 2.1. Each Director shall serve on the Board at the pleasure of the Stockholder that nominated such Director, and, in the case of the CEO Director, only so long as such individual serves as the Chief Executive Officer of the Company. Notwithstanding any other provision of this Agreement, no Stockholder shall be entitled to nominate or designate a Director if it Sells any Shares and immediately after such Sale, such Stockholder, together with its Affiliates, no longer qualifies as a Holder. The Board, as it exists immediately prior to the effectiveness of this Agreement, and the Stockholders shall take all necessary action as may be required under the DGCL and the Bylaws to effectuate the provisions of this Section 2.1 as promptly and practicable after the date hereof. The Board may establish committees for such purposes as it shall determine, and in such case Manheim, Providence and KPCB shall be entitled to have representation on each such committee. The governing body (or any committee thereof) of any Subsidiary shall have the same composition as the Board of Directors.

2.2 Resignation. Any Director of the Company may resign at any time by giving written notice to the Secretary of the Company. The resignation of any Director shall take effect upon the giving of such notice or at such later time as shall be specified in the notice, and the acceptance of the resignation by the Company or the remaining Directors shall not be necessary to make such resignation effective.

2.3 Removal. Each of Manheim, Providence and KPCB shall at any time be entitled to remove and replace the respective Directors that such Stockholder has nominated with or without cause. Such removal or replacement shall be effective upon written notice to the secretary of the Company. In the event that Manheim, Providence or KPCB cease to be a Stockholder for any reason or shall lose its right to nominate Directors pursuant to Section 2.1, the Director(s) nominated by Manheim, Providence or KPCB, as applicable, to the Board shall be automatically removed from the Board without any further action required to be taken by any party. The removal of any Director for cause shall not prejudice the right of any Stockholder who nominated such Director to nominate pursuant to this Agreement a substitute Director to fill the vacancy created by such removal. Any Director previously removed for cause shall not be eligible thereafter to serve as a Director of the Company.

2.4 Vacancies. Any vacancy occurring for any reason in the number of members of the Board may be filled pursuant to the following procedures:

(a) a Director elected to fill a vacancy shall hold office until such Director’s successor is duly elected and qualified or until such Director’s earlier death, disability, resignation or removal; and

(b) if a vacancy occurs as a result of the death, disability, resignation or removal of a Director, the Stockholder that nominated such Director (assuming such Stockholder is then entitled to nominate another Director consistent with the provisions of Section 2.1) shall nominate a replacement Director; and

(c) if any vacancy occurs as a result of a change in the size of the Board, the Stockholder entitled to designate and nominate a Director to fill such vacancy pursuant to clause (y) of the proviso in Section 2.1 (assuming such Stockholder is then entitled to designate and nominate another Director consistent with the provisions of Section 2.1) shall designate and nominate a Director to fill such vacancy.

2.5 Compensation. The Directors serving on the Board shall not be entitled to any compensation for their services in such capacity, except that the Directors shall be entitled to reimbursement by the Company for their out-of-pocket travel and lodging expenditures incurred in connection with attending meetings of the Board.

2.6 Voting Agreement.

(a) In any and all elections of Directors of the Company (whether at a meeting of the Stockholders or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares owned by it, or over which it has voting control, and otherwise use its respective commercially reasonable efforts, so as to elect as a Director each Person nominated to serve as a Director as contemplated by Sections 2.1 and 2.4.

(b) With respect to any matter described in or arising under this Agreement that may require or otherwise give rise to a vote by the Stockholders, each Stockholder agrees to vote or cause to be voted all Shares owned by it or over which it has voting control, and otherwise to use its commercially reasonable efforts, to give full effect to the terms and conditions of this Agreement irrespective of any contrary or inconsistent provision of the DGCL or the Certificate of Incorporation or Bylaws.

(c) With respect to any matter described in or arising under this Agreement that may require or otherwise give rise to a vote by the Board, each Stockholder agrees to cause each Director nominated by that Stockholder, subject only to that Director’s fiduciary duties under Delaware law, to vote in such a manner as to give full effect to the terms and conditions of this Agreement.

(d) The voting agreements contained in this Agreement are coupled with an interest and may not be revoked.

(e) Any transferee to whom Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder; and no Stockholder shall transfer any Shares unless the transferee agrees in writing for the benefit of the Company and each of the Stockholders to be bound by this Agreement.

2.7 Matters Requiring the Approval of Providence. Notwithstanding anything to the contrary contained in this Agreement, except as otherwise expressly required by the DGCL or other applicable law, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior consent in writing of Providence in its sole discretion (which consent shall be deemed given if the Company shall not have received a written notice from Providence by the tenth (10th) Business Day after the date of receipt of notice by Providence from the Company requesting consent to such action, provided that such notice includes all information material to Providence’s decision of whether to consent to such action):

(a) Consummate any transaction between Manheim or any of its Affiliates (other than the Company or any of its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries, on the other hand, other than (i) any transaction existing as of the date of this Agreement and set forth on Schedule 2.7(a)(i); (ii) any transaction between or among the Company and any of its Subsidiaries, on the one hand, and Manheim or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand, pursuant to the Intercompany Agreements, a true and correct copy of each of which has been provided to Providence (and the Intercompany Agreements shall not be amended, modified or supplemented in any respect adverse to the Company or its stockholders without Providence’s consent); (iii) any transaction between the Company or any of its Subsidiaries, on the one hand, and any officer, director or employee of the Company or any of its Subsidiaries, on the other hand, relating to employment, compensation, incentive compensation, severance compensation, or termination of employment in the ordinary course of business; (iv) any plans or policies that cover Company employees of the Company or its Subsidiaries generally; (v) any transaction expressly authorized by and consummated in accordance with the provisions of the this Agreement or the Stock Purchase Agreement; (vi) any authorization, issuance or sale of shares of capital stock of the Company or any options or warrants for, or other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, subject to the provisions of Section 4.3 hereof (and not including any issuance excluded from the definition of

New Shares); and (vii) any transaction involving consideration of not more than $50,000,000 (in any case, other than a Company Sale, a sale of significant assets, a change of control or any similar transaction) that is on arms’ length terms that would be obtainable from an unaffiliated third party and for which a nationally recognized and qualified investment banker, appraiser or other valuation expert chosen by the Company and reasonably acceptable to Providence has provided to the Company or the Board and the Stockholders a customary fairness opinion;

(b) Consummate (i) any acquisition of assets or equity interests (including by merger) of any Person or business, if the consideration to be paid by the Company or any of its Subsidiaries for such assets or equity interests in such transaction is in excess of $150,000,000 individually or in the aggregate (from the date hereof) in cash or the fair market value of property (or any combination thereof), other than the acquisition of any assets or equity interests of any Subsidiary by the Company or any Subsidiary or (ii) any divestiture of assets of the Company or any of its Subsidiaries, if the consideration to be received by the Company or any of its Subsidiaries for such assets in such transaction is in excess of $100,000,000 individually or in the aggregate (from the date hereof) in cash or the fair market value of property (or any combination thereof), other than the divesture of any assets of the Company or any Subsidiary to the Company or any Subsidiary;

(c) Declare or pay any distribution or dividends on, or repurchase or redeem, equity interests or securities convertible into, or exercisable or exchangeable for, equity interests of the Company, other than (i) any distribution or dividend made on a pro rata basis to all holders of the Company’s Common Stock in compliance with the Company’s Certificate of Incorporation or any repurchase or redemption of the Company’s Common Stock pro rata from all holders on the same terms and conditions per share of Common Stock, and for the same portion of the shares of Common Stock held by each beneficial owner (as defined for purposes of Rule 13d-3 under the Exchange Act) of the Common Stock; and (ii) any repurchase or redemption of any equity interests of the Company held by a current or former director, officer or employee of the Company or any of its Subsidiaries pursuant to an agreement between the Company and any such director, officer or employee;

(d) Incur any indebtedness for borrowed money (including pursuant to the Intercompany Agreements) if, after giving effect to such incurrence, the aggregate outstanding indebtedness for borrowed money of the Company and its Subsidiaries (including pursuant to the Intercompany Agreements), on a consolidated basis, would exceed Consolidated Adjusted EBITDA multiplied by four (4);

(e) Consummate any Initial Public Offering before the seventh (7th) anniversary of the date hereof, other than a Qualified IPO pursuant to Section 4.5;

(f) Hire a new Chief Executive Officer;

(g) Amend the Certificate of Incorporation or the Company’s Bylaws in any way that adversely affects the rights or privileges of any class of Shares that Providence owns; provided that it is understood and agreed that to the extent the Company may take any action that does not require Providence’s consent hereunder, but that requires an amendment to the Certificate of Incorporation or the Company’s Bylaws, such amendment shall not be considered to be adverse to the rights or privileges of any class of Shares that Providence owns (and Providence’s consent thereto shall not be required); or

(h) Authorize or issue any new or additional shares of capital stock of the Company that are senior or pari passu to the class of Shares that Providence owns, other than the authorization or issuance of shares of capital stock pari passu to the class of Shares that Providence owns to directors, officers or employees of the Company (or to trusts established by or for the benefit of such Persons) as determined by the Board in an aggregate amount not to exceed of ten percent (10%) of the outstanding shares of Common Stock as of the date hereof (as adjusted for stock splits, reverse splits, recapitalizations and the like).

2.8 Director Matters. The Company shall, reasonably promptly after the execution of this Agreement, enter into indemnification agreements with each Person who serves as a Director in the form reasonably approved by, and shall obtain and maintain Directors and officers liability insurance in an amount and on terms and conditions (including with respect to the expense of such insurance) reasonably satisfactory to, the Board and the Providence Directors. To the fullest extent not prohibited by law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to any officer, director or stockholder of the Company.

ARTICLE III

BOOKS, RECORDS, REPORTS AND INFORMATION

3.1 Books and Records. The Company shall keep current and complete records and books of account in which shall be entered fully and accurately all material transactions of the Company. As part of its record-keeping obligations, the Company shall cause to be kept a separate transfer ledger to record all ownership information regarding Shares. The books of the Company shall be kept on an accrual basis of accounting in accordance with GAAP. The Company’s books and records shall be maintained at the principal corporate office of the Company and shall be available for inspection and copying by the Stockholders or their duly authorized representatives during normal business hours to the extent required by Delaware law. At a minimum, the Company shall keep at its principal corporate office the following records:

(a) A current list of the full name and last known business, residence or mailing address of each Stockholder and Director, both past and present, as well as a copy of the Company’s share register;

(b) Copies of the Certificate of Incorporation and Bylaws and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment thereto has been executed;

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the four most recent years;

(d) A copy of this Agreement, as amended from time to time, and copies of any financial statements of the Company and its Subsidiaries for the three most recent years; and

(e) Minutes of every meeting of the Board or the stockholders of the Company or any written consents of the Board obtained in lieu of a meeting of the Board or any written consents of the stockholders of the Company in lieu of a meeting of the stockholders of the Company.

3.2 Financial Statements and Other Information. The Company shall cause to be delivered to each Holder the following:

(a) Promptly upon availability, but in any event within thirty (30) days after the end of each month, (i) a balance sheet as of the end of such month; and (ii) the related statements of income or loss and cash flows for the interim period through the end of such month and for the month then ended, and setting forth in comparative form the figures for previous fiscal periods and comparisons to the Company budget;

(b) Promptly upon availability, but in any event within forty-five (45) days after the end of each quarter, (i) a balance sheet as of the end of such quarter; (ii) the related statements of income or loss and cash flows for the interim period through the end of such quarter and for the quarter then ended, and setting forth in comparative form the figures for previous fiscal periods and comparisons to the Company budget; and (iii) a certificate of the Company’s chief financial officer stating (but without personal liability to such officer) that such statements have been prepared in accordance with GAAP (except as noted) and fairly present the financial condition and results of operation of the Company at the date thereof and for the periods covered thereby;

(c) Promptly upon availability, but in any event within ninety (90) days after the end of each Fiscal Year, (i) a balance sheet of the Company as of the end of such Fiscal Year; and (ii) the related statements of income or loss and cash flows for such Fiscal Year, all in reasonable detail with appropriate notes to such financial statements and supporting schedules, setting forth in each case in comparative form the figures for the previous year;

(d) Together with the annual statements required pursuant to Section 3.2(c) hereof, a report of the net profit or loss of the Company for the Fiscal Year and distributions to the Stockholders during the Fiscal Year, if any, a copy of the Company’s federal and state tax returns for such Fiscal Year, if any, and other information required by applicable tax regulations or necessary for each Stockholder to prepare its federal, state and local tax returns;

(e) As soon as available, but in any event prior to the commencement of each new Fiscal Year, a business plan and projected financial statements for such Fiscal Year; and

(f) With reasonable promptness, such other financial information or reports as any such Stockholder may reasonably request from time to time.

3.3 Confidentiality. In connection with the Company’s obligation to provide or make available for review and inspection any books, records, documents or other information under this Article III, the Company may require any Person to enter into such confidentiality arrangements as the Company may deem to be reasonably necessary to preserve, in connection with providing or making such books, records, documents or other information available for review and inspection, the confidentiality of any of the foregoing.

ARTICLE IV

TRANSFERS OF SHARES

4.1 Restrictions on Sale of Shares. Notwithstanding any other provision of this Agreement to the contrary, no Stockholder shall have the right to sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of (any of the foregoing transactions being referred to herein as a “Sale,” including the correlative terms “Sell,” “Selling,” and “Sold”) all or any part of its Shares to:

(a) any of Yahoo; Google; eBay; AOL; Cars.com; AutoByTel; Microsoft; Cobalt Group; CarSoup; Comcast/Vehix.com; Dominion Enterprises;

(b) any newspaper company or publisher of automotive classified advertising listings, other than a current Stockholder or an Affiliate thereof;

(c) any entity for which the simultaneous membership of an individual on the Board and on the board of directors (or similar governing body) of such entity would violate Section 8 of the Clayton Act (15 U.S.C. § 19) without regard to the volume of “competitive sales” required for such violation;

(d) any direct or indirect Affiliate of any of the foregoing in clauses (a), (b) or (c);

(e) in the case of Providence, without the prior written approval of Manheim, to any Person other than an Affiliate of Providence which is (i) an investment fund or investment partnership (an “Investment Fund Affiliate”), (ii) a wholly-owned subsidiary of Providence or any such Investment Fund Affiliate, substantially all of whose assets consist of shares of Common Stock, which wholly-owned subsidiary must at all times be a wholly-owned subsidiary of Providence and/or any such Investment Fund Affiliate, or (iii) or an AIV which is a wholly-owned subsidiary of Providence and/or any such Investment Fund Affiliate, on the one hand, or a Person which controls Providence and any such Investment Fund Affiliate, on the other hand; or

(f) in the case of Manheim, without the prior written approval of Providence, to any Person other than an Affiliate or Related Party of Manheim (including by way of Sale of all of the equity interests of a Special Purpose Entity), before the seventh (7th) anniversary of the date hereof;

provided, however, that the restrictions set forth in this Section 4.1 shall not apply to a Sale by any Stockholder of Shares pursuant to a Company Sale to which Article VI applies and which is consummated pursuant to and in accordance with Article VI. Any Sale that is made in violation of this Section 4.1 shall not be permitted and shall be null and void for all purposes unless the Selling Stockholder shall have obtained the prior approval of the Board. The Selling Stockholder hereby indemnifies and holds harmless the Company and the other Stockholders from and against any and all loss, damage, or expense arising directly or indirectly from any Sale or purported Sale in violation of this Article IV.

In the event of any indirect Sale by Manheim or KPCB by way of a Sale of all of the equity interests of a Special Purpose Entity, the pricing, consideration, proration and other applicable provisions of this Agreement shall be construed mutatis mutandis to take into account the actual number of Shares effectively being transferred in such Sale.

4.2 Tag-Along Rights; Notice.

(a) Sale Notice. If Manheim, any Affiliate of Manheim (other than any Affiliate of Manheim that is an individual or a trust established by or for the benefit of such individual) desires to Sell all or any portion of its Shares (including by way Sale of all of the equity interests of a Special Purpose Entity), Manheim shall give written notice (a “Sale Notice”) to the Stockholders who are not Selling their Shares (the “Remaining Stockholders”), of its intention to Sell its Shares. Each Sale Notice shall set forth: (i) the name and address of each proposed transferee or purchaser of Shares in the Sale; (ii) the name and address of Manheim and/or its Affiliate participating in the Sale and the number of Shares proposed to be Sold; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by each proposed transferee or purchaser; and (iv) the anticipated date of Sale.

(b) Rights to Participate in Sale. Upon receipt of a Sale Notice from Manheim or any such Affiliate of Manheim, each Remaining Stockholder (each, a “Tag-Along Stockholder”) shall have the right (the “Tag-Along Rights”), but not the obligation, to include its Shares in the Sale specified in the Sale Notice on the basis set forth below; provided, however, that each Tag-Along Stockholder’s rights to participate in any such Sale by Manheim and/or such Affiliate shall not arise in any transaction if the number of Shares to be sold by Manheim and/or such Affiliate does not exceed, when aggregated with all other Shares Sold or proposed to be Sold by Manheim and/or such Affiliates (other than transfers between Manheim and its Affiliates or among its Affiliates), that number of Shares equal to 1% of the total Shares held by Manheim as of the date of the bona fide offer for the Sale of such Shares. The number of Shares that each Tag-Along Stockholder shall be entitled to include in such Sale (the “Tag-Along Allotment”) shall be determined by multiplying (i) the number of Shares then owned by such Tag-Along Stockholder by (ii) a fraction, the numerator of which shall equal the aggregate number of Shares proposed to be Sold or otherwise disposed of pursuant to the Sale by Manheim and/or such Affiliate, as the case may be, and the denominator of which shall equal the aggregate number of Shares then held by Manheim and its Affiliates, as the case may be.

(c) Limitation on Stockholder Representations; Indemnity. Any Sales of Shares by the Remaining Stockholders as a result of the Tag-Along Rights granted to the Tag-Along Stockholders shall be on the same terms and conditions (including, without limitation, the same price per Share) as the proposed Sale by Manheim and/or such Affiliate; provided, however, that the requirement that such sale take place on the same terms and conditions as those that apply to Manheim shall mean that each Stockholder shall, to the extent applicable, make such customary representations and warranties, and agree to such customary covenants and indemnity obligations, as Manheim and/or such Affiliate has agreed upon in connection with the Sale of its Shares; it being agreed, however, that with respect to any such representations, warranties, covenants and indemnities that relate to matters involving the Company (as opposed to the Stockholder or its Shares), each Stockholder shall only be liable for its pro rata share of any liability arising thereunder (with the pro rata share of each Stockholder being equal to the percentage of the total net purchase price received by such Stockholder), which in any case shall be limited in amount to the total net purchase price received by such Stockholder.

(d) Tag-Along Notice. If a Tag-Along Stockholder wishes to participate in the Sale, it shall provide written notice (or oral notice confirmed in writing) (the “Tag-Along Notice”) to Manheim or such Affiliate, as the case may be, no more than thirty (30) days after receipt of the corresponding Sale Notice. The Tag-Along Notice shall set forth the number of Shares that the Tag-Along Stockholder elects to include in the Sale, which shall not exceed such Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by a Tag-Along Stockholder shall constitute its binding agreement to sell its Shares on the terms and conditions applicable to the Sale as set forth in the Sale Notice, subject to the provisions of Section 4.2(c) above. If the proposed transferee or purchaser does not consummate the purchase of all of such Shares on the same terms and conditions applicable to Manheim or such Affiliate, as the case may be, then Manheim or such Affiliate, as the case may be, shall not consummate the Sale of any of its Shares to such transferee or purchaser, unless and until (i) the Shares of Manheim or such Affiliate, as the case may be, and (ii) the Shares of each Tag-Along Stockholder are reduced or limited proportionally.

If a Tag-Along Notice is not given to Manheim by a Tag-Along Stockholder during the thirty (30) day period specified above, Manheim or such Affiliate, as the case may be, shall have the right to Sell the number of Shares specified in the Sale Notice to the proposed purchaser or transferee without any participation by such Tag-Along Stockholder that failed to give its Tag-Along Notice; provided, however, that (i) if such Sale is not consummated within ninety (90) days after the date of the Sale Notice or (ii) if the terms of such Sale with respect to the consideration to be paid (or any other terms and conditions which a reasonable investor would consider material to a decision to exercise Tag-Along Rights) are more favorable in any material respect to Manheim or such Affiliate than as stated in the Sale Notice, then Manheim and/or such Affiliate shall be required to send a new Sale Notice and such Sale shall again be subject to the Tag-Along Rights provisions of this Section 4.2. Notwithstanding the foregoing, if such Sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such Sale may be consummated without Manheim or such Affiliate being required to send a new Sale Notice shall be extended until the expiration of ten (10) days after all such approvals have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the Sale Notice.

(e) Exempt Transfers. The provisions of this Section 4.2 shall not apply to (i) any underwritten offering of Shares pursuant to an effective registration statement under the Securities Act or any public distribution of Shares pursuant to Rule 144 thereunder (as such rule may be amended from time to time), provided that any such sale complies with the provisions of this Agreement; or (ii) any Sale by Manheim or its Affiliates to one of their respective Affiliates (except that (A) prior to any such Sale, the Affiliate receiving such Shares shall agree in writing for the benefit of the Company and the Stockholders to be bound by the terms of this Agreement as if such transferee were an original party hereto, and shall execute any additional documentation required pursuant to Section 4.4, and (B) any such Shares shall continue to be subject to this Agreement); provided, however, that Manheim and its Affiliates shall not permit the circumvention of Manheim’s and its Affiliates’ obligations under this Section 4.2, including either by permitting a transferee Affiliate to cease to be an Affiliate of Manheim or by permitting further transfers of Shares to another Person that is not (or which ceases to be) an Affiliate of Manheim. Notwithstanding anything to the contrary contained herein, nothing contained herein shall prohibit the Sale of any equity interests in a Special Purpose Entity to any other Person as long as such Special Purpose Entity is Controlled by CEI immediately thereafter or, if prior to such Sale, such Special Purpose Entity holding shares of Common Stock transfers such shares of Common Stock to one or more Affiliates of Manheim.

4.3 Preemptive Rights. The Company hereby grants the following preemptive rights (the “Preemptive Rights”) to the Class A Stockholders and the Class C Stockholders (but not to the Class B Stockholders, who shall have no Preemptive Rights hereunder):

(a) If the Company, at any time or from time to time prior to the Company’s Initial Public Offering, makes any offering of New Shares (as defined in Section 4.3(f) below), the Class A Stockholders and the Class C Stockholders shall each first be offered the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others a pro rata portion of the New Shares (the “Basic Amount”) determined by multiplying (i) the total number of such offered New Shares (or, in the case of options, warrants or other rights obligating the Company to issue Shares or other equity interests, the total number of such New Shares or other equity interests covered by such options, warrants or rights) by (ii) the Stockholder’s Percentage Interest.

(b) In the event that the Company proposes to offer New Shares, it shall give each Class A Stockholder and Class C Stockholder written notice of its intention, describing the type of New Shares to be offered, and the price and other terms upon which the Company proposes to offer the same. Each Class A Stockholder and Class C Stockholder shall have fifteen (15) days from the later of (i) the date of receipt of any such notice or (ii) the date of determination of fair market cash value pursuant to Section 4.3(c) to notify the Company in writing that it intends to exercise such preemptive rights and as to the amount of New Shares such Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(a). Such notice shall constitute an agreement of such Stockholder to purchase the amount of New Shares so specified upon the price and other terms set forth in the Company’s notice to it. If one or more Class A Stockholders or Class C Stockholders do not exercise their Preemptive Right to acquire their full Basic Amount (the amount such Stockholder(s) choose to not exercise, the “Unsubscribed Amount”), the Company shall promptly give notice (the “Undersubscription Notice”) of the Unsubscribed Amount to the Stockholders that exercised their preemptive rights for their full Basic Amount (the “Fully Subscribing Stockholders”). Each Fully Subscribing Stockholder will have the right, exercisable by giving notice to the Company and the other Class A Stockholders and Class C Stockholders within fifteen (15) days after the Undersubscription Notice is given, to offer to acquire the Unsubscribed Amount. If the Fully Subscribing Stockholders offer to acquire, in the aggregate, more than the Unsubscribed Amount, then each Fully Subscribing Stockholder that elects to acquire more than its Basic Amount will be entitled to acquire its pro rata share of the Unsubscribed Amount (based on the number of the Fully Subscribing Stockholders’ then existing Shares).

(c) If the Company proposes to sell the New Shares for property other than cash, the fair market cash value of such consideration, for the purpose of determining the Class A Stockholders’ and Class C Stockholders’ price of exercising their Preemptive Rights, shall be determined by the Board.

(d) If any Class A Stockholder or Class C Stockholder exercises its Preemptive Rights hereunder, the closing of the purchase of the New Shares with respect to which such rights have been exercised shall take place within forty (40) days after the Company’s initial offer has been given. Each of the Company and any Stockholder which has agreed to purchase New Shares agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, Sale and purchase of such New Shares.

(e) In the event that no Stockholder exercises its Preemptive Rights provided in this Section 4.3 (or such Preemptive Rights are only exercised in part) within the fifteen (15) day period specified in Section 4.3(b) or, if so exercised, the Stockholder is unable to consummate such purchase within the time period specified in Section 4.3(d) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to Sell or enter into an agreement (pursuant to which the Sale of New Shares covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to Sell the New Shares not elected to be purchased pursuant to this Section 4.3 or which the Stockholder is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Class A Stockholders and Class C Stockholders. Notwithstanding the foregoing, if such Sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such Sale may be consummated shall be extended until the expiration of ten (10) days after all such approvals have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such Sale. In the event that the Company has not Sold the New Shares or entered into an agreement to Sell the New Shares within said ninety (90) day period (or Sold and issued New Shares in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or Sell such New Shares without first offering such securities to the Class A Stockholders and Class C Stockholders in the manner provided above.

(f) As used herein, “New Shares” means Shares of the Company or other equity securities of the Company or any Subsidiary which the Company proposes to offer, issue or sell prior to the Company’s Initial Public Offering (including any options, warrants or other rights obligating the Company to issue Shares or other equity securities or equity interests); provided, however, that the following shall be excluded from the definition of “New Shares”: (i) Shares or securities to be issued pursuant to the Initial Public Offering, (ii) Shares or securities to be issued pursuant to any incentive stock or other plan or agreement of the Company for the benefit of its employees and outside directors (i.e., to directors who are not employees of Affiliates of the Company or of any Stockholder) which has been approved by the Board, including any securities issuable pursuant to the exercise of any options, warrants or other rights issued pursuant to such plans or agreements; provided, however, that in no event shall such Shares and securities excluded from the definition of “New Shares” pursuant to this clause (ii)

exceed, in the aggregate, ten percent (10%) of the Shares issued and outstanding as of the date hereof; (iii) Shares of Class A Common Stock issued upon the exchange or conversion of outstanding Shares of Class C or Class B Common Stock in accordance with the Company’s Certificate of Incorporation; or (iv) Shares issued to sellers that are not Affiliates of any Stockholders pursuant to the acquisition by the Company of assets or securities from such sellers to the extent such acquisition is otherwise permitted under this Agreement.

(g) Notwithstanding anything contained in this Section 4.3 to the contrary, any “New Shares” that are in the form of the Company’s Common Stock (or securities that are convertible into Common Stock) that are acquired by a Class C Stockholder pursuant to this Section 4.3 shall be issued in the form of Class C Shares (or, as the case may be, in the form of securities that are convertible into Class C Common Stock).

4.4 Other Conditions to Transfer.

(a) Upon a permitted Sale of all or any portion of a Selling Stockholder’s Shares effected in compliance with the terms of this Agreement, the transferee of the Shares shall become subject to all of the obligations applicable to the Selling Stockholder specified in this Agreement.

(b) In the event of the Sale of the Selling Stockholder’s Shares to a third-party purchaser who is not a Stockholder, and as a condition to recognizing the effectiveness and binding nature of any such sale as against the Company or otherwise, the Board may require the Selling Stockholder and the proposed purchaser to execute, acknowledge and deliver to the other Stockholders and the Company such instruments of transfer, assignment and assumption and such other certificates, representations, documents and opinions of counsel, and to perform all other acts, that the Board may in its reasonable discretion deem necessary or desirable to:

(i) Confirm that the Person desiring to acquire an interest or interests in the Company has accepted, assumed and agreed to be subject to and bound by all of the terms, obligations and conditions of this Agreement, as the same may have been further amended; and

(ii) Assure compliance with any applicable state and federal laws and regulations, including securities laws and regulations.

4.5 Exit Transactions and Procedures.

(a) (i) At any time after the date hereof, Manheim and Providence, by mutual agreement, may deliver a notice to the Company signed by each of Manheim and Providence requiring the Company to consummate an Initial Public Offering and, (ii) at any time after the seventh (7th) anniversary of the date hereof, Manheim or Providence may deliver a written notice to the Company signed by it requiring the Company to consummate an Initial Public Offering which results in the Common Stock being listed for trading on the New York Stock Exchange or the Nasdaq National Market (any such notice in the case of clause (i) or (ii), an “IPO Notice”). Upon receipt of an IPO Notice, the Company shall use its commercially reasonable efforts to consummate such Initial Public Offering as promptly as practicable and on terms and conditions substantially similar to those set forth in the IPO Notice and otherwise on commercially reasonable terms and conditions. Such Initial Public Offering shall not affect the other Class A Stockholders’ rights or obligations with respect to their shares of Class A Common Stock, except as provided herein (including in Section 8.12). The Holders and the Company shall have the right to participate in such Initial Public Offering to the extent and as if such Initial Public Offering were a Qualified IPO being consummated pursuant to Article VII. Immediately prior to any Initial Public Offering, the Stockholders and the Company shall take all actions necessary or desirable to cause the conversion, reclassification or exchange of all Shares of Class B Common Stock and Class C Common Stock (or securities that are convertible thereinto) into Shares of Class A Common Stock (on a one-for-one basis) having the rights and privileges of the Class A Common Stock as of the date thereof (or securities that are convertible thereinto, as applicable).

(b) At any time after the fifth (5th) anniversary of the date hereof:

(i) Manheim may initiate a Company Sale in accordance with Article VI by giving notice thereof to the Company and Providence (such notice, a “Company Sale Notice”);

(ii) Manheim may initiate a Qualified IPO in accordance with Article VII by giving notice thereof to the Company and Providence; and

(iii) if (A) neither a Company Sale nor an Initial Public Offering has been initiated (or, if initiated, has been abandoned or failed to consummate within twelve (12) months of such initiation) and (B) the Stockholders and the Company have not otherwise sold all or substantially all of the Common Stock or assets of the Company to a third party prior to such date, Providence may, subject to the terms and conditions of this Agreement, submit a notice to Manheim requesting that Manheim elect to take the actions set forth in Section 4.5(d), (e) or (f) (such request, a “Liquidity Request”).

(c) No later than thirty (30) days after its receipt of a Liquidity Request, Manheim shall elect to comply with the provisions of Section 4.5(d), (e) or (f) by giving Providence notice of such election (the “Liquidity Selection Notice”).

(d) If, pursuant to Section 4.5(c), Manheim shall elect to comply with the Liquidity Request by complying with the provisions of this Section 4.5(d), then Manheim shall, or shall cause one of its Affiliates to, purchase from Providence all (but not less than all) of Providence’s Shares in accordance with Article V, subject to the terms and provisions thereof.

(e) If, pursuant to Section 4.5(c), Manheim shall elect to comply with the Liquidity Request by complying with the provisions of this Section 4.5(e), then the Company shall consummate a Company Sale in accordance with Article VI, subject to the terms and provisions thereof.

(f) If, pursuant to Section 4.5(c), Manheim shall elect to comply with the Liquidity Request by complying with the provisions of this Section 4.5(f), then the Company shall consummate a Qualified IPO in accordance with Article VII, subject to the terms and provisions thereof.

ARTICLE V

PURCHASE OF SHARES

5.1 Purchase of Shares.

(a) If, pursuant to Section 4.5(c), Manheim shall elect to comply with a Liquidity Request by complying with the provisions of Section 4.5(d), then Manheim shall, or shall cause one of its Affiliates to, purchase from Providence, on the date designated by Manheim no later than sixty (60) days after the final determination of Fair Market Value as provided in this Article V (or such later date designated by Manheim which shall be no more than thirty (30) days after the receipt of all Governmental Consents), all (but not less than all) of Providence’s Shares at a price payable in cash equal to their Fair Market Value on the date of the Liquidity Request; provided that Manheim and its Affiliates shall not be required to purchase more shares than Providence owns as of the date hereof. Manheim and Providence shall use their commercially reasonable efforts to obtain all governmental consents necessary in connection with the consummation of such purchase (the “Governmental Consents”) or otherwise restructure the transaction in a manner reasonably acceptable to Manheim and Providence so that such Governmental Consents are not required, in each case, as promptly as commercially practicable. Notwithstanding anything to the contrary contained herein, the consummation of such purchases shall be subject to the receipt of all such necessary Governmental Consents and, if such consents are not received by the date that is six (6) months after the date of the related Liquidity Request, then such purchase may be abandoned by Manheim or Providence, and Providence shall be permitted to make another Liquidity Request immediately, in which case Manheim shall elect to comply with the provisions of Section 4.5(e) or (f) (but not Section 4.5(d)).

(b) At the closing of such purchase, Providence shall deliver to Manheim or the relevant Affiliate certificates representing its Shares (to the extent such Shares are certificated), endorsed for transfer by Providence or with executed stock powers in blank, and an instrument of transfer reasonably acceptable to Manheim or such Affiliate pursuant to which Providence shall convey good title to such Shares to Mannheim or such Affiliate, free and clear of all liens and encumbrances of any nature whatsoever (other than those imposed by applicable law or the Credit Agreement) and make only customary representations and warranties as Manheim shall reasonably request with respect to Providence’s authority to enter into such transaction, the enforceability of such instrument and title to the Shares, and Providence shall indemnify Manheim or such Affiliate for any breach thereof. Each of Manheim or such Affiliate, on one hand, and Providence, on the other hand, shall pay its owns fees and expenses in connection with a purchase under this Article V.

5.2 Determination of Fair Market Value. For purposes hereof, the “Fair Market Value” shall be determined as follows:

(a) Commencing on the date of the Liquidity Selection Notice specifying that Manheim has elected to take the actions set forth in Section 4.5(d), and continuing until the tenth (10th) Business Day thereafter or such later date as Manheim and Providence may agree (such period, the (“FMV Negotiation Period”), Manheim and Providence shall negotiate in good faith to determine the Fair Market Value.

(b) If Manheim and Providence have not agreed in writing to the Fair Market Value by the expiration of the FMV Negotiation Period, then, no later than ten (10) days after expiration of the FMV Negotiation Period, each of Manheim and Providence shall select and retain a nationally recognized and qualified investment banker, appraiser or other valuation expert having experience in the valuation of businesses such as the Company and its Subsidiaries, taken as a whole (each such investment banker, appraiser or other valuation expert, an “Initial Appraiser” and, together, the “Initial Appraisers”), to make its determination of Preliminary Fair Market Value. Each Initial Appraiser shall be retained by the party that selects such Initial Appraiser pursuant to an engagement letter consistent with the terms hereof and otherwise acceptable to the party that selects such Initial Appraiser. Manheim and Providence shall each pay the fees and expenses of the Initial Appraiser retained by it. Manheim and Providence shall each instruct the Initial Appraiser retained by it to deliver its written determination of the Preliminary Fair Market Value to each of the Company, Manheim and Providence as promptly as practicable, but in any event no later than thirty (30) days after the date such Initial Appraiser is retained.

(c) If the determination of the Initial Appraiser providing the higher value for the Preliminary Fair Market Value is not greater than 110% of the determination of the other Initial Appraiser, then the “Fair Market Value” shall be the average of the Preliminary Fair Market Values determined by each of the Initial Appraisers.

(d) If the determination of the Initial Appraiser providing the higher value for the Preliminary Fair Market Value is greater than 110% of the determination of the other Initial Appraiser, then the Initial Appraisers shall, no later than ten (10) days after the date by which the determinations of Preliminary Fair Market Value shall have been delivered by the Initial Appraisers pursuant to Section 5.2(b), jointly select and retain a third nationally-recognized and qualified investment banker, appraiser or other valuation expert having experience in the valuation of businesses such as the Company and its Subsidiaries, taken as a whole (any such selected investment banker, appraiser or other valuation expert, the “Third Appraiser”), pursuant to an engagement letter reasonably acceptable to Manheim and Providence. Manheim and Providence shall each pay one-half of the fees, expenses and indemnification and other liabilities and obligations owing to the Third Appraiser. Manheim and Providence shall jointly instruct the Third Appraiser to deliver its written determination of the Preliminary Fair Market Value to the Company, Manheim and Providence no later than thirty (30) days after the date such Third Appraiser is retained. If a Third Appraiser is retained pursuant to this Section 5.2(d), then the “Fair Market Value” shall be the average of the two closest determinations of Preliminary Fair Market Value determined by the Initial Appraisers and the Third Appraiser (and if one such determination is equidistant from the other two determinations, the “Fair Market Value” shall be such equidistant determination).

(e) Notwithstanding anything to the contrary contained herein, at any time, Manheim and Providence may mutually agree on the Fair Market Value, in which case they shall give joint written instructions to the Initial Appraisers and the Third Appraiser, as applicable, to discontinue their determinations of the Preliminary Fair Market Value.

(f) For purposes hereof, “Preliminary Fair Market Value” means, with respect to the Shares being sold, the product of (i) price at which a willing seller would sell, and a willing buyer would purchase, all outstanding Shares in a sale of the entire Company as of the date of the Liquidity Request without compulsion to sell, and with no discount as a result of the voting rights or illiquidity of any Shares or because any Shares represent a minority equity interest in the Company, in a full sale process (including all types of participants including existing stockholders) designed to maximize equity value, which sale process may include a sale by auction or sealed bid process conducted by an investment banker of nationally recognized standing experienced in conducting auctions to effect the sale of businesses similar to the Company and its Subsidiaries, taken as a whole, multiplied by (ii) a fraction, the numerator of which is the number of Shares to be sold and the denominator of which is the total number of Shares outstanding as of the date of determination of the Preliminary Fair Market Value.

(g) For purposes hereof, “Fair Market Value” means the value agreed by Manheim and Providence pursuant to Section 5.2(a) or (e) or the value determined pursuant to Section 5.2(c) or (d).

(h) Manheim, Providence and the Company shall use commercially reasonable efforts to cooperate with the Initial Appraisers and the Third Appraiser, if any, to provide them with such information as they may reasonably request to make their determinations of Preliminary Fair Market Value.

ARTICLE VI

COMPANY SALE

6.1 General. If Manheim shall elect (a) to initiate a Company Sale pursuant to Section 4.5(b)(i) or (b) pursuant to Section 4.5(c), to comply with the Liquidity Request by complying with the provisions of Section 4.5(e), then Providence, Manheim and the Company shall comply with the provisions of this Article VI.

6.2 Engagement of Auction Banker(s); Definition.

(a) No later than thirty (30) days after the date of the Company Sale Notice or the Liquidity Selection Notice, as applicable (thirty (30) days after such later date, the “Auction Banker Selection Date”), Manheim and Providence shall mutually select and engage an investment banker, the fees and expenses of which shall be paid by the Company (or, if Manheim and Providence are unable to agree within ten (10) days, then each shall be entitled to select and engage an investment banker, the fees and expenses of which shall be paid by the Person selecting and engaging such investment banker), of nationally recognized standing experienced in conducting auctions to effect the sale of businesses similar to the Company and its Subsidiaries, taken as a whole (the “Auction Banker(s)”), for the purpose of advising and assisting Manheim, Providence, the Company and the Board in conducting an auction for a Company Sale and as otherwise specified herein (the “Auction”). The Auction Banker(s) shall conduct the Auction in a manner designed to maximize equity value consistent with the criteria set forth in the definition of Preliminary Fair Market Value and otherwise in a manner customary for auctions for the sale of businesses similar to the Company and its Subsidiaries, taken as a whole, and, otherwise, in a commercially reasonable manner in order to consummate a Company Sale at the highest price reasonably attainable.

(b) “Company Sale” means any sale, merger, reorganization, consolidation, recapitalization, event, transaction or series of transactions involving the Company pursuant to which any Person or group of Persons (other than any of the Stockholders or their Affiliates) acquires record and beneficial ownership of all outstanding Shares.

6.3 Restrictions on Participation. None of Manheim, Providence or any of their respective Affiliates may participate in the Auction as a bidder.

6.4 Cooperation. Providence, Manheim and the Company shall, and Providence and Manheim shall cause the Directors designated by each of them (subject to such Directors’ fiduciary duties under Delaware law) to, cooperate with each of the Stockholders, the Company, the Auction Banker(s) and each other in good faith and use commercially reasonable efforts to take all necessary or desirable actions within its control in support of all steps, actions and other matters necessary or desirable to effectuate a Company Sale in accordance with this Article VI for the highest price reasonably attainable and shall not take any action to frustrate the timely effectuation of any such Company Sale. If Providence, Manheim and the Company are not able to mutually agree on any matter relating to the Auction or Company Sale and the subsequent efforts of Providence, Manheim and the Company in compliance with the provisions of this Section 6.4 do not result in a mutual agreement on such matter within ten (10) days after the initial disagreement on such matter, then, subject to complying with the other terms and provisions of this Article VI, such matter shall be resolved as reasonably determined by Manheim in its sole discretion. The Company shall make available all financial and other pertinent records, corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any prospective purchasers in the Company Sale.

6.5 Best Offer. The Auction Banker(s) shall advise Providence, Manheim and the Company of the best offer obtained in the Auction (taking into account all financial, regulatory, legal and other aspects of such offers, including the financing terms thereof, if any, the form of payment of the purchase price and such Auction Banker(s)’ reasonable judgment as to the certainty of consummating such Company Sale) (such offer, the “Best Offer”), and Providence, Manheim, the Company and the other Stockholders shall use commercially reasonable efforts to consummate the Company Sale pursuant to the Best Offer as expeditiously as practicable.

6.6 Drag-Along Right; Documentation.

(a) Upon receipt of the Auction Banker(s)’ recommendation regarding the Best Offer, Manheim shall be entitled, at its option, to require each other Stockholder to include all of its Shares in the Company Sale and to cooperate in and use its commercially reasonable efforts to facilitate the Company Sale, including, without limitation, by voting or executing any written consent as a Stockholder or causing any Director designated by it to vote or execute any written consent, subject to such Director’s fiduciary duties under Delaware law, in each case, requested by Manheim, in favor, approval or authorization thereof (such rights described in this Section 6.6(a), the “Drag-Along Right”).

(b) The Drag-Along Right shall be exercised by Manheim giving written notice to each other Stockholder, at least ten (10) days prior to consummation of the proposed

Company Sale of the terms and conditions of the Best Offer. Such notice shall also include drafts of definitive documentation setting forth the material terms and conditions of the proposed Company Sale. Upon receipt of such notice, each such other Stockholder shall be obligated to Sell its Shares and otherwise cooperate and facilitate the Company Sale on the terms set forth therein.

(c) The Company Sale shall be consummated pursuant to commercially reasonable definitive documentation in form and substance approved by Manheim. Manheim and the Company shall provide Providence and KPCB with copies of all drafts (including interim drafts) of the acquisition and other material agreements relating to such Company Sale to which Providence and KPCB shall be a party and shall give Providence and KPCB an opportunity to provide comments on such drafts and shall in good faith give due consideration to including in such drafts reasonable comments proposed in a timely manner by Providence or KPCB. Providence and KPCB shall provide such comments by such date reasonably specified by Manheim and the Company. Providence, Manheim, KPCB, the Company and the other Stockholders on a several and not a joint basis, as requested by Manheim, shall each execute such definitive documentation, subject to the same representations, warranties, covenants, indemnities, holdback and escrow provisions, if any, and any similar terms to which Manheim is subject. Each Stockholder shall be entitled to its pro rata portion of the aggregate consideration paid in the Company Sale to the Stockholders based upon the number of Shares it sells. Notwithstanding anything to the contrary contained herein, none of Providence, Manheim, KPCB or any of the other Stockholders or any of their respective Affiliates shall be required to enter into a non-competition or similar agreement or to indemnify the purchaser or any Affiliate for an amount in excess of the net purchase price proceeds received by it upon consummation of the Company Sale, and all such indemnification liabilities shall be several obligations of Providence, Manheim, KPCB and the other Stockholders with respect to matters relating to the Company, in each case, in proportion to the net purchase price received by such Stockholders.

(d) At least five (5) days prior to the consummation of the proposed Company Sale, each Stockholder (other than Providence and KPCB with respect to clause (ii)) shall (i) deliver to Manheim a written instrument of transfer covering such Stockholder’s Shares that are to be included in such Company Sale, if applicable, and (ii) execute and deliver to Manheim a power of attorney and a letter of transmittal in favor of Manheim, in form and substance reasonably satisfactory to Manheim, appointing Manheim or any of its designated Affiliates as the true and lawful attorney-in-fact and custodian for such Stockholder, with full power of substitution, and authorizing Manheim or such Affiliate, on behalf of such Stockholder, to execute and deliver the definitive documentation for the Company Sale and to take such actions as Manheim may reasonably deem necessary or appropriate to effect and consummate such Company Sale as described in the notice relating to the Company Sale, including the execution and delivery of such other documents and instruments as may be necessary to consummate the Company Sale.

(e) At the closing of the proposed Company Sale (which date, place and time shall be designated by Manheim and provided to the other Stockholders in writing at least five (5) days prior thereto), each Stockholder shall Sell its Shares in accordance with the terms and conditions of the Company Sale, free and clear of all liens and encumbrances of any kind (other than those imposed by applicable law or the Credit Agreement) and otherwise in accordance with the definitive documentation described in Section 6.6(c), and shall otherwise use its commercially reasonable efforts to facilitate the proposed Company Sale against delivery to such Stockholder of its pro-rata portion of the aggregate purchase price to be delivered at the closing of the Company Sale.

6.7 Company Sale in Response to Liquidity Request. If, pursuant to Section 4.5(c), Manheim shall elect to comply with a Liquidity Request by complying with the provisions of Section 4.5(e) (and not pursuant to Section 4.5(b)(i)):

(a) In the event (i) definitive documentation relating to the Company Sale pursuant the Best Offer is not executed within three (3) months after the determination of the Best Offer, (ii) the Company Sale is not consummated within six (6) months after the execution date of such definitive documentation, (iii) such definitive documentation is terminated prior to the consummation of such Company Sale or (iv) no bids are received in the Auction, then at any time thereafter, Manheim may, in its sole discretion, by notice to the Company and Providence, cause the Company and Providence to cooperate with Manheim to abandon the Auction and such Company Sale, in which case Providence may not make another Liquidity Request until the date that is one year after the date of such abandonment.

(b) At any time, Providence may, in its sole discretion, withdraw such Liquidity Request prior to the consummation of a Company Sale and cause the Company and Manheim to cooperate with Providence to abandon such Auction and Company Sale. In such case, Providence shall pay all fees and expenses in connection with the actions taken pursuant to this Article VI and may not make another Liquidity Request until the date that is one year after the date of such withdrawal.

6.8 Company Sale Initiated by Manheim. If Manheim has initiated a Company Sale pursuant to Section 4.5(b)(i) only (and not pursuant to Section 4.5(e)):

(a) In the event (i) definitive documentation relating to the Company Sale pursuant to the Best Offer is not executed within three (3) months after the determination of the Best Offer, (ii) the Company Sale is not consummated within six (6) months after the execution date of such definitive documentation, (iii) such definitive documentation is terminated prior to the consummation of such Company Sale or (iv) no bids are received in the Auction, then Manheim, the Company and Providence shall abandon the Auction and such Company Sale, and Manheim may not initiate another Company Sale pursuant to Section 4.5(b)(i) until the date that is one year after the date of such abandonment.

(b) (i) If a Company Sale pursuant to Section 4.5(b)(i) would result in Providence receiving consideration for each of its Shares in such Company Sale less than the Target Share Price, then such Company Sale shall not be consummated unless the Company or Manheim and/or its Affiliates exercise their respective rights pursuant to Section 6.8(b)(ii).

(ii) In connection with a Company Sale that would result in Providence receiving consideration for each of its Shares in such Company Sale less than the Target Share Price, (A) the Company shall have the right, but not the obligation, to purchase each Share held by Providence for an amount in cash equal to the Target Share Price by providing written notice of such election to Providence and Manheim at least five (5) days prior to the consummation of such Company Sale and (B) if the Company fails to provide written notice to Providence and Manheim of the exercise of the right described in clause (A), then Manheim and/or its Affiliates shall have the right, but not the obligation, to purchase each Share held by Providence for an amount in cash equal to the Target Share Price by providing written notice of such election to Providence and the Company at least two (2) days prior to the consummation of such Company Sale. Any such purchase of Shares by the Company or Manheim and/or its Affiliates, as applicable, from Providence shall be consummated, and shall be deemed to be consummated, simultaneously with the consummation of such Company Sale. If neither the Company nor Manheim and/or its Affiliates exercise their rights in accordance with this Section 6.8(b)(ii), then such Company Sale shall be abandoned and Section 6.8(c) shall apply.

(iii) Any obligations of the Company or Manheim and/or its Affiliates to purchase Shares from Providence after an election is made pursuant to Section 6.8(b)(ii) shall be subject to and contingent upon the consummation of such Company Sale. In connection with the transactions contemplated by Section 6.8(b)(ii), (A) Providence shall deliver good title to the Shares transferred to the Company or Manheim and/or its Affiliates, as applicable, free and clear of all liens and encumbrances (other than those imposed by applicable law or the Credit Agreement); and (B) Providence shall be responsible for, and pay, its pro rata share of (x) all fees and expenses incurred by the Company in connection with such Company Sale and (y) indemnification obligations of Manheim and/or its Affiliates to the purchaser in such Company Sale as if it were a party to the definitive agreements for the consummation of such Company Sale. Notwithstanding anything to the contrary contained herein, Providence shall not be required to be subject to indemnification for an amount in excess of the net proceeds received by it pursuant to this Section 6.8, and all such indemnification liabilities shall be several obligations of Providence and Manheim and/or its Affiliates with respect to matters relating to the Company, in proportion to each Stockholder’s Percentage Interest.

(iv) In the event that any such Company Sale is abandoned or otherwise not consummated, Providence shall continue to have the rights set forth in this Section 6.8(b) with respect to any subsequent proposed Company Sale meeting the conditions set forth in Section 6.8(b)(i).

(c) At any time (including pursuant to a Company Sale Termination Notice), Manheim may, in its sole discretion, cause the Company and Providence to cooperate with Manheim to abandon such Auction and Company Sale by giving notice thereof to each of the Company and Providence; provided that Manheim shall pay all fees and expenses of the Company in connection with such abandoned Auction and Company Sale, and Manheim may not initiate another Company Sale pursuant to Section 4.5(b)(i) until the date that is one year after the date of such abandonment.

6.9 Expenses. Except as otherwise provided in this Article VI, the Company shall pay all fees and expenses of the Company and the Stockholders in connection with the Auction and consummation of a Company Sale pursuant to this Article VI, other than the fees and expenses of any advisors and legal counsel retained by a Stockholder for such Stockholder’s benefit, which shall be paid by such Stockholder.

ARTICLE VII

QUALIFIED IPO

7.1 Request for Registration.

(a) Initiation. If the Company shall receive, at any time after the fifth (5th) anniversary of the date hereof, a written notice from Manheim pursuant to Section 4.5(b)(ii) or (f), the Company, Providence and Manheim shall, subject to the limitations set forth in Section 7.1(b), use their commercially reasonable efforts to file a registration statement (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) under the Securities Act on Form S-1 (or any successor form) covering the Registrable Securities to be sold in the Qualified IPO. Within ten (10) days of the receipt of notice from Manheim pursuant to Section 4.5(b)(ii) or (f), the Company shall give written notice of such request to all other Holders, and if, pursuant to Sections 7.1(a)(iv) and (b), Registrable Securities of such Holders may be included in such registration, such notice shall advise such Holders thereof. Subject to Section 7.1(b), the Registrable Securities that may be sold in the Qualified IPO may include (i) in the case of a Qualified IPO pursuant to Section 4.5(f), Providence’s Registrable Securities, (ii) the Manheim Specified Shares, (iii) any Company Registrable Securities that the Company elects to register in connection with such registration and (iv) if the underwriter consents, Registrable Securities of any Holder (including Manheim, its Affiliates and Providence) requesting to join such registration as are specified in a notice given by any such Holder to the Company within twenty (20) days after receipt of the Company’s notice of such proposed registration. For purposes of this Article VII, “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(b) Underwritten Offering. Subject to any contractual obligations of the Company and its Affiliates, one or more nationally recognized and qualified underwriters (collectively, the “underwriter”) for any Qualified IPO shall be selected (x) by Manheim (in good faith consultation with Providence), if the Qualified IPO is initiated in accordance with Section 4.5(a)(i) by Manheim or Providence, or if the Qualified IPO is initiated by Manheim in accordance with Section 4.5(a)(ii) or in response to a Liquidity Request pursuant to Sections 4.5(c) and (f); or (y) by Providence (in good faith consultation with Manheim) if the Qualified IPO is initiated by Providence in accordance with Section 4.5(a)(ii). The underwriter, after discussion with the Company, shall determine the maximum number of Registrable Securities to be included in such registration, and, subject to this Section 7.1(b), the number of such Registrable Securities which shall be Company Registrable Securities and, if the underwriter so determines, the number of Registrable Securities which are available for Holders to include in the registration. To the extent that the underwriter advises the Company that Holders may include Registrable Securities in such registration, the right of any Holder or the Company to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders and the Company, if applicable, proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 7.1(e)(v)) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting. Notwithstanding any other provision of this Section 7.1, if the underwriter advises the Company in writing that, in its good faith determination, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be permitted to include shares in the offer, if any, of the number of shares of Registrable Securities that may be included in the underwriting as so advised by the underwriter, and such shares shall be allocated among the Company and all participating Holders, if any, as follows:

(i) the Company shall be entitled to include a number of Registrable Securities specified by the Company, not to exceed the number of Company Registrable Securities to be included in such registration for registration by the Company as determined by the underwriter;

(ii) all the Holders shall be entitled to include a number of Registrable Securities, not to exceed the number of Registrable Securities the underwriter has determined are available for Holders (including Providence, Manheim and its Affiliates) to include in such registration, if any; provided, however, if such number is less than the aggregate number of Registrable Securities all Holders (including Providence, Manheim and its Affiliates) propose to include in such registration, then Manheim and its Affiliates shall be entitled to include in such registration a number of Registrable Securities specified by Manheim not to exceed the Manheim Specified Shares, but in no event more than the number of Registrable Securities of Holders (including Providence, Manheim and its Affiliates) to be included in such registration as determined by the underwriter and, if, after giving effect to the number of Registrable Securities to be so included in such registration by Manheim and its Affiliates, the underwriter determines additional Registrable Securities of Holders (including Providence, Manheim and its Affiliates) may be included in such registration (such additional amount of Registrable Securities, the “Holder Allocation”), each of the Holders (including Providence, Manheim and its Affiliate) may include in such registration a number of Registrable Securities, as specified by such Holder (including Providence, Manheim and its Affiliates), not to exceed the product of the Holder Allocation, multiplied by such Holder’s Percentage Interest relative to the aggregate Percentage Interest of all other Holders participating therein.

For purposes of the preceding allocation, for any participating Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, stockholders and Affiliates of such Holder, or the estates and family members of any such partners, members, retired partners or retired members and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single Holder, and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities owned by all such Persons comprising such Holder.

(c) Company Deferral. If, within fifteen (15) days after a request for registration by Manheim pursuant to this Section 7.1, the Board shall determine that, in its good faith judgment, it would be seriously detrimental to the Company and its stockholders for such registration to be effected and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for one period of not more than one-hundred eighty (180) days, which period begins as of the date of receipt by Manheim of a certificate stating such determination signed by the Chief Executive Officer of the Company.

(d) Right to Withdraw. If Manheim has given notice pursuant to Section 7.1 in response to a Liquidity Request, any individual Holder other than Providence that has directed the Company to include any or all of such Holder’s Registrable Securities in a registration statement pursuant to this Section 7.1 shall have the right to withdraw such direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least fifteen (15) Business Days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such withdrawn Registrable Securities are not included in the applicable registration (and any applicable underwriting) and not sold pursuant thereto, and such withdrawn Registrable Securities shall continue to be Registrable Securities in accordance herewith. No such withdrawal shall affect the obligations of the Company with respect to Registrable Securities not so withdrawn. If Manheim or its Affiliate has initiated a Qualified IPO pursuant to Section 4.5(b)(ii), then Manheim or such Affiliate may withdraw from and cancel the Qualified IPO process at any time; provided that Manheim or such Affiliate shall be responsible for the fees and expenses incurred by the Company as the result of Manheim or such Affiliate’s initiation of a Qualified IPO. Such fees and expenses relating to a Qualified IPO will otherwise be paid by the Company, other than as provided in Section 7.3.

(e) Obligations of the Company. In connection with the registration contemplated by this Section 7.1, the Company shall:

(i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until such time as the distribution of securities covered thereby has been completed. Prior to such filing, Providence shall be given copies of all drafts (including interim drafts) of, and a reasonable opportunity to provide comments on, such registration statement by a date reasonably specified by the Company, and the Company shall in good faith give due consideration to including in such drafts reasonable comments proposed in a timely manner by Providence.

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act. Prior to such filing, Providence shall be given copies of all drafts (including interim drafts) of, and a reasonable opportunity to provide comments on, such amendments, supplements and prospectus by a date reasonably specified by the Company, and the Company shall in good faith give due consideration to including in such drafts reasonable comments proposed in a timely manner by Providence.

(iii) Furnish to the Holders and the underwriters, such numbers of copies of a prospectus, including all amendments and supplements thereto as well as the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(iv) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

(v) Enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering in usual and customary form and consistent with the other provisions of this Agreement.

(vi) Promptly notify each Holder of Registrable Securities covered by the registration statement and underwriter, if any, and, if requested by such party, confirm such notification in writing at any time (A) when a prospectus or any prospectus supplement has been filed with the SEC and when the registration statement or any post-effective amendment thereto has been filed with and declared effective by the SEC, (B) of the issuance by the SEC of any stop order or the coming to its knowledge of the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or (E) if the Company determines that, for any other reason, it shall be necessary to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in the case of any of the events described in clauses (B), (C), (D) or (E), the Company shall, as promptly as practicable, take all such action as shall be necessary to remedy such event to permit the Holders and the underwriters to continue to offer and dispose of the Registrable Securities, including, without limitation, preparing and filing with the SEC, and furnishing without charge to the appropriate Holders and underwriters, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request.

(vii) Cause all such Registrable Securities to be listed on each securities exchange or quoted on each quotation system on which similar securities issued by the Company are then listed or quoted or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the Company shall determine.

(viii) Provide a transfer agent and registrar for such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(ix) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with the registration, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

(x) Upon prior notice and during normal business hours, shall make available for inspection by any seller of Registrable Securities, any underwriter participating in the disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other pertinent records, corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, as shall be reasonably necessary to enable them to exercise their diligence responsibility; provided, however, that the Company shall not be obligated pursuant to this paragraph (x) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the applicable party requesting such information executes a confidentiality agreement reasonably satisfactory to the Company.

(xi) During the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(xii) To the extent requested by the Holders or the underwriters, participate in and support commercially reasonable efforts to sell the Registrable Securities in the offering, including, without limitation, participating in “road shows.”

(xiii) Comply in all material respects with the provisions of the Securities Act applicable to the Company with respect to the disposition of all of the Registrable Securities covered by such registration statement by the Holders.

(xiv) Within a reasonable time before each filing of the registration statement or any amendment or supplement thereto with the SEC, furnish to counsel for the Holders copies of such documents, including letters responding to SEC comments, proposed to be filed, which documents shall be subject to the reasonable approval of such counsel.

7.2 Obligations of the Holders.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VII with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(b) The Holders selling Registrable Securities under any registration statement shall, and shall cause the underwriters to, (i) offer to sell or otherwise distribute the Registrable Securities in reliance upon a registration contemplated by this Agreement only after a registration statement shall have been filed with the SEC, (ii) sell or otherwise distribute the Registrable Securities in reliance upon such registration only if a registration statement has been filed and declared effective under the Securities Act, (iii) upon the receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7.1(e)(vi)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), forthwith discontinue any offer and disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such time as the Company shall have remedied such event and, if so directed by the Company, deliver to the Company all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities that are then in such Holders’ and such underwriters’ possession or control, and (iv) distribute the Registrable Securities only in accordance with the manner of distribution contemplated by the prospectus.

7.3 Expenses of Registration. All expenses, other than underwriting discounts and commissions and stock transfer taxes and fees, incurred in connection with a registration initiated pursuant to this Article VII, including all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and including the fees and expenses of a single special counsel for the selling Holders, shall be paid by the Company. Notwithstanding the foregoing, each of Manheim and Providence shall pay its own fees and expenses in connection with a registration initiated pursuant to this Article VII.

7.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration effected pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VII.

7.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article VII:

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Holder, its Affiliates, officers, directors, stockholders, partners, members and agents, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively, “Violations”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, free writing prospectus or final prospectus contained therein or any amendments or supplements thereto or in any document incorporated by reference thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other securities law; and the Company will pay to each such Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this Section 7.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder.

(b) Indemnification by the Holders. Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any Person identified in Section 7.5(a) with respect to any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 7.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 7.5(b) exceed the net proceeds from the offering received by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 7.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.5 to the extent that such indemnifying party is harmed by the failure of the indemnified party to provide timely notice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 7.5 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) Contribution. If the indemnification provided for in this Section 7.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 7.5(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. The obligations of the Company and Holders under Sections 7.4, 7.5 and 7.6 shall survive the consummation of a Qualified IPO and the termination of this Agreement.

7.6 Market-Standoff Agreement.

(a) Market-Standoff Period; Agreement. In connection with the registration contemplated by this Article VII and upon request of the Company or the underwriters managing such offering, each Stockholder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or securities of the Company issuable upon exercise of outstanding warrants to purchase securities of the Company (other than any disposed of in the registration and those acquired by the Holder in the registration or thereafter in open market transactions, or any disposed of in a private transaction to a transferee who agrees to be bound by the terms of this Section 7.6) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the consummation of the Qualified IPO.

(b) Limitations. If the Company or the underwriter of any public offering of the Company’s securities waives or terminates any standoff or lockup restrictions imposed on any Holder, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Holders. From and after the date of this Agreement, the Company shall use its commercially reasonable efforts to ensure that all Holders and the Company’s officers and directors agree to be bound by terms substantially similar to those set forth in this Section 7.6.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the applicable securities of each Holder (and the securities of every other Person subject to the restrictions in this Section 7.6).

(d) Transferees Bound. Each Holder agrees that prior to a Qualified IPO it will not transfer any securities of the Company that are subject to this Section 7.6 unless each transferee agrees in writing to be bound by all of the provisions of this Agreement.

7.7 Registration Rights Agreement. In connection with the consummation of the Qualified IPO, the Company and each of CAT, Manheim, KPCB and Providence, and each other Class A Stockholder that so elects, shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit C.

7.8 Abandonment. If a Qualified IPO is not consummated within one year from the date of Manheim’s initiation thereof pursuant to Section 4.5(b)(ii), then Manheim, the Company and Providence shall abandon such registration, Manheim shall pay all fees and expenses of the Company in connection with such abandoned registration and Manheim shall not be permitted to initiate another proposed Qualified IPO pursuant to Section 4.5(b)(ii) until the date that is one year after such abandonment. If a Qualified IPO is not consummated within one year from the date of a related Liquidity Request, then (i) Providence, the Company and Manheim shall abandon such registration, (ii) Manheim shall be deemed to have satisfied its obligations pursuant to Section 4.5(c) and Section 4.5(f) with respect to such Liquidity Request, (iii) Providence shall pay all fees and expenses of the Company in connection with such abandoned registration and (iv) Providence shall not be permitted to submit another Liquidity Request until the date that is one year after such abandonment.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective permitted successors and assigns and the indemnified parties hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement. No party may assign its rights or obligations hereunder except in accordance with Article IV and no party may assign its rights under Section 2.1 (in each case except for the assignment by a Stockholder who is an individual to such Stockholder’s estate and/or heirs upon such Stockholder’s death or in the case of Providence, to a Person which acquires substantially all of Providence’s Shares in accordance with Section 4.1(e), and, in the case of Manheim, to a Person which acquires substantially all of Manheim’s Shares in accordance with Section 4.1(f)). Any assignment inconsistent with this Section 8.1 shall be null and void.

8.2 Amendment. This Agreement may not be amended except by the unanimous written consent of each Stockholder having a Percentage Interest equal to or greater than 10%, and such consent shall be sufficient to amend this Agreement with respect to all Stockholders; provided that, notwithstanding the foregoing, (a) any amendment of Section 4.2, 4.3 or 4.4 that would change (or eliminate) a specifically enumerated right of KPCB in a manner that is materially adverse to KPCB and materially different from the manner in which such specifically enumerated right is changed (or eliminated) with respect to other Stockholders must also be consented to in writing by KPCB, (b) any amendment of Section 1.1, 2.1 through 2.6, 3.2, 4.1, or 6.6 or this Section 8.2 that has become effective in accordance with this Section 8.2 that is materially adverse to KPCB, or that would materially expand an obligation of KPCB, shall not be binding on KPCB unless KPCB has consented to such amendment in writing (it being understood that such amendment shall be binding on each of the other Stockholders and that such provisions, without giving effect to such amendment, shall remain binding on KPCB) and (c) any amendment of Sections 1.1, 2.1 through 2.8 or 3.2 or Articles IV through VIII that is materially adverse to Providence must also be consented to in writing by Providence.

8.3 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

8.4 Governing Law. The Stockholders (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof brought by any Stockholder or their successors or assigns and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING

HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

8.5 Execution of Additional Instruments. Each Stockholder agrees to execute all amendments of this Agreement adopted pursuant to this Agreement.

8.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (with receipt confirmed) (other than the giving of notice to KPCB which may not be provided by telecopier device) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

AutoTrader.com, Inc.

5775 Peachtree Dunwoody Road

Building C

Atlanta, Georgia 30342

Attention: Victor A. Perry, III

Telecopier: (404) 843-5755

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

If to Manheim to:

Manheim ATC, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Attention: Dean H. Eisner

Telecopier: (404) 843-5140

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

If to CAT to:

Cox Auto Trader, L.L.C.

6205 Peachtree-Dunwoody Road

Atlanta, Georgia 30328

Attention: Sanford H. Schwartz

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

If to Providence to:

Providence Equity Partners VI, L.P.

PEP VI-A Auto Trader AIV L.P.

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile: (401)751-1790

Attention: Michael J. Dominguez and Albert J. Dobron

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile: (617) 772-8333

Attention: Kevin J. Sullivan

If to KPCB to:

Kleiner Perkins Caufield & Byers

2750 Sand Hill Road

Menlo Park, California 94111

Attention: Joseph Lacob

with copies (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention:	Sayre Stevick

Lynda Twomey

Telecopier: (650) 938-5200

If to any other Class A Stockholder (other than KPCB), to such Person(s) at:

c/o Cox Enterprises, Inc.

6205 Peachtree-Dunwoody Road

Atlanta, Georgia 30328

Attention: Corporate Secretary

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or “pdf” shall be deemed original signatures for all purposes hereunder.

8.9 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

8.10 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

8.11 Entire Agreement. This Agreement, including the Exhibit hereto, represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

8.12 Automatic Termination. This Agreement shall automatically terminate and be of no further force and effect upon and as of the closing of an Initial Public Offering (including a Qualified IPO).

8.13 Effect of Amendment and Restatement. Effective as of the execution and delivery by the parties hereto on the date hereof, the terms, conditions, agreements and covenants set forth in the Prior Stockholders Agreement are hereby amended and restated in their entirety, and, as so amended and restated, are replaced and superseded by the terms, conditions, agreements and covenants set forth in this Agreement, which shall be binding on each of the Company and the Stockholders (as defined in the Prior Stockholders Agreement) pursuant to Section 5.2 of the Prior Stockholders Agreement and the parties hereto. At all times prior to the effectiveness of this Agreement, the Prior Stockholders Agreement has been in full force and effect and enforceable against the parties thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Asst. Secretary

MANHEIM ATC, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Asst. Secretary

COX AUTO TRADER, L.L.C.

By:	/s/ Shauna J. Sullivan
Name:	Shauna J. Sullivan
Title:	Secretary

PROVIDENCE EQUITY PARTNERS VI L.P.
By: Providence Equity GP VI L.P., its sole general partner
By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

PEP VI-A AUTO TRADER AIV L.P.
By: PEP VI-A Auto Trader AIV GP LLC, its general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

KPCB HOLDINGS, INC., as nominee.

By:	/s/ Joseph S. Lacob
Name:	Joseph S. Lacob
Title:	Senior Vice President

/s/ James C. Kennedy
JAMES C. KENNEDY

JCK ANNUITY TRUST, U/T/A DATED DECEMBER 31, 2005

/s/ R. Dale Hughes
R. DALE HUGHES
Trustee

/s/ Richard J. Jacobson
RICHARD J. JACOBSON
Trustee

THE DAVID E. EASTERLY REVOCABLE TRUST

/s/ David E. Easterly
DAVID E. EASTERLY
Trustee

THE ROBERT C. O’LEARY LIFETIME TRUST

/s/ Robert C. O’Leary
ROBERT C. O’LEARY
Trustee

THE MARY KATHLEEN BERRY LIFETIME TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

THE DAVID WILLIAM BERRY INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ David William Berry
DAVID WILLIAM BERRY
Trustee

THE ROBERT DENNIS BERRY INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ David William Berry
DAVID WILLIAM BERRY
Trustee

THE REESE WILLIAM BERRY INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ David William Berry
DAVID WILLIAM BERRY
Trustee

THE ZACHARY DALLAS HOUSTON INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ Angela Denise Berry Houston
ANGELA DENISE BERRY HOUSTON
Trustee

THE WILLIAM GARRETT HOUSTON INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ Angela Denise Berry Houston
ANGELA DENISE BERRY HOUSTON
Trustee

THE ANGELA DENISE BERRY HOUSTON INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ Angela Denise Berry Houston
ANGELA DENISE BERRY HOUSTON
Trustee

THE JOHN THOMAS CHAFFIN INVESTMENT TRUST

/s/ Mary Kathleen Berry
MARY KATHLEEN BERRY
Trustee

/s/ Gary Dennis Berry
GARY DENNIS BERRY
Trustee

/s/ John Thomas Chaffin
JOHN THOMAS CHAFFIN
Trustee

/s/ Ingrid Molinazzi
INGRID MOLINAZZI

DEBRA AND LARRY ALDRICH-JTWROS

By:	/s/ Debra Aldrich
Debra Aldrich

By:	/s/ Larry Aldrich
Larry Aldrich

/s/ Barbara K. Harty
BARBARA K. HARTY

Exhibit A

Registration Rights Agreement

[Separately Filed]

Schedule 2.7(a)(i)

Existing Affiliate Transactions

1. Co-Branding Agreement (Cox Newspapers, Inc. and AutoTrader.com, Inc.) between Cox Newspapers, Inc. and AutoTrader.com, Inc., dated October 7, 2008.

2. Co-Branding Agreement (The Austin American-Statesman and AutoTrader.com, Inc.) between Cox Newspapers, Inc. and AutoTrader.com, Inc., dated October 7, 2008.

3. Co-Branding Agreement between Cox Enterprises, Inc. d/b/a The Atlanta Journal Constitution And AutoTrader.com, Inc., dated July 23, 2009.

4. Co-Branding Agreement (Cox Broadcasting, Inc. and AutoTrader.com, Inc.) between Cox Newspapers, Inc. and AutoTrader.com, Inc., dated October 8, 2008.

5. Co-Branding Agreement between Cox Radio, Inc. and AutoTrader.com, Inc., dated July 22,2009.

6. Network Operations Agreement between Adify Corporation and AutoTrader.com, Inc., dated October 10, 2008.

7. License Agreement (Cox Business) between TPI Holdings, Inc. and Cox Auto Trader, Inc., dated September 10, 2006.

8. Assignment and Assumption Agreement between Cox Auto Trader, L.L.C., as successor-in-interest to Cox Auto Trader, Inc., and AutoTrader.com, Inc., dated August 31, 2009.

9. Notice of Assignment and Assumption to TPI Holdings, Inc. from Cox Auto Trader, L.L.C., dated September 30, 2009.

10. Cox Business Services Commercial Services Agreement- Optical Internet, between Cox Business Services, LLC as agent for Cox Georgia Telecom, LLC, Cox Communications, Inc., and AutoTrader.com, LLC, dated October 8, 2008.

11. Cox Business Services Commercial Services Agreement - Optical Internet, between Cox Business Services, LLC and AutoTrader.com, LLC, dated October 1, 2003.

12. Cash Management Agreement between AutoTrader.com, Inc. and Cox Enterprises, Inc., dated May 4, 2010.

13. Intercompany Services Agreement by and between Cox Enterprises, Inc. and AutoTrader.com, Inc., dated May 4, 2010.

14. Lease Guarantee Reimbursement Agreement by and between AutoTrader.com, Inc. and Cox Enterprises, Inc., dated May 4, 2010.

15. Cross-license Agreement by and between AutoTrader.com, Inc. and Manheim, Inc., dated March 19, 2010.

16. Bill of Sale and Assignment Agreement by and between Cox Auto Trader, L.L.C. and AutoTrader.com, Inc., dated February 1, 2009.

17. Rights and Obligations as may be assigned to AutoTrader.com, Inc. under the two separate Engagement Letters, each dated May 4, 2010 among Cox Enterprises, Inc., AutoTrader.com, Inc. and Goldman, Sachs & Co.